Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to  the   incorporation  by  reference  in  the  prospectus
constituting a part of the Company's  Registration Statement on Form S-8, of our
report  dated July 26,  2004,  except for Note 14 (g) to the  December  31, 2003 financial  statements which is dated December 8, 2004, relating to the financial statements of CepTor  Corporation as of and for the year ended December 31, 2003 and for the period  from  August 11, 1986 (date of  inception)  to December  31,
2003,  which are  contained  in that  prospectus,  appearing  in the 2004 Annual
Report on Form 10-KSB.

Our report contains an  explanatory  paragraph  regarding  CepTor  Corporation's ability to continue as a going concern.

/s/ WithumSmith+Brown, P.C.
New Brunswick, New Jersey
August 15, 2005